UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 23, 2003

PROTON ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31533	06-1461988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Technology Drive, Wallingford, CT 06492

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (203) 678-2000

Not Applicable

(Former name or former address, if changed since last report.)

Item 5.	Other Events

On September 22, 2003, Proton Energy Systems, Inc. and Northern Power Systems, Inc. entered into a Promissory Note and Credit Agreement and Amendment to Security Agreement. Under these agreements, Proton has loaned $1,000,000 to Northern and, subject to the conditions set forth in the Credit Agreement, has agreed to loan an additional $1,000,000 to Northern. The Credit Agreement provides that this credit arrangement will terminate no later than June 30, 2004.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibit 99.1 Credit Agreement and Amendment to Security Agreement dated September 22, 2003.
Exhibit	99.2 Promissory Note dated September 22, 2003.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTON ENERGY SYSTEMS, INC.

By:	/s/ JOHN A. GLIDDEN
	Name:	John A. Glidden
	Title:	Vice President Finance

Date: September 22, 2003